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                                                                     EXHIBIT 3.7

                                                                          PAGE 1

                                    Delaware
                                ---------------
                                The First State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "COMMERCIAL BARGE LINE COMPANY", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF DECEMBER, A.D. 2004, AT 5:52 O'CLOCK P.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                               [SEAL] /s/ Harriet Smith Windsor
                                      -----------------------------------------
                                      Harriet Smith Windsor, Secretary of State
3901641 8100                                 AUTHENTICATION: 3573685

040934138                                              DATE: 12-23-04

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                                                        State of Delaware
                                                        Secretary of State
                                                     Division of Corporation
                                                  Delivered 06:04 PM 12/22/2004
                                                    Filed 05:52 PM 12/22/2004
                                                   SRV 040934138 - 3901641 FILE

                          CERTIFICATE OF INCORPORATION

                                       OF

                         COMMERCIAL BARGE LINE COMPANY

            The undersigned incorporator, desiring to form a corporation pursuant to the General Corporation Law of the State of Delaware (the "Corporation Law"), hereby certifies as follows:

                                   ARTICLE I

                                      NAME

            The name of the corporation is Commercial Barge Line Company (the "Corporation").

                                   ARTICLE II

                      DELAWARE OFFICE AND REGISTERED AGENT

            The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, zip code 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                                    PURPOSES

            The nature of the business or purposes to be conducted or promoted by the Corporation are:

            (a) To engage in any lawful act or activity for which corporations may be organized under the Corporation Law; and

            (b) In general, to possess and exercise all the powers and privileges granted by the Corporation Law or by any other law of Delaware or by this Certificate of Incorporation, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

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                                   ARTICLE IV

                                  CAPITAL STOCK

            Section 4.1. Authorized Shares. The total number of shares of stock which the Corporation is authorized to issue is one thousand (1,000) shares of common stock, having a par value of one cent ($0.01) per share ("Common Stock")

            Section 4.2. General Terms. The Corporation shall have the power to purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with, its own shares of stock; provided, however, that the Corporation shall not:

            (a) Purchase or redeem its own shares of stock for cash or other property when the capital of the Corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the Corporation;

            (b) Purchase, for more than the price at which they may then be redeemed, any of its shares of stock which are redeemable at the option of the Corporation; or

            (c) Redeem any of its shares of stock unless, immediately following such redemption, the Corporation shall have outstanding one or more shares of stock with full voting powers, and then only in accordance with the Corporation Law and with this Certificate of Incorporation.

            The Board of Directors may issue shares of stock in accordance with the Corporation Law and the provisions of this Certificate of Incorporation, up to the amount authorized by this Certificate of Incorporation, and for such consideration as the Board of Directors shall determine, without the authorization or approval by any stockholders of the Corporation; provided that shares of stock with par value shall be issued for consideration having a value not less than the par value thereof. The Board of Directors also may dispose of treasury shares in accordance with the Corporation Law and the provisions of this Certificate of Incorporation for such consideration as the Board of Directors shall determine, without the authorization or approval by any stockholders of the Corporation. The consideration, determined as set forth above, for subscriptions to, or the purchase of, the stock to be issued by the Corporation shall be paid in such form and in such manner as the Board of Directors shall determine, and, absent actual fraud, the judgment of the directors as to the value of such consideration shall be conclusive. The shares of stock so issued shall be deemed to be fully paid and nonassessable stock if the Corporation has received: (i) the entire amount of such consideration in the form of cash, services rendered, personal property, real property, leases of real property or a combination thereof; or (ii) not less than the amount of the consideration

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determined to be capital pursuant to the Corporation Law in such form and a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price.

            Section 4.3. Voting. Except as otherwise required by law, each share of Common Stock shall entitle the holder thereof to one vote per share on all matters as to which stockholders have the right to vote. Except as otherwise required by law, the holders of shares of Common Stock shall vote together as a single class.

            Section 4.4. Restriction on the Issuance of Non-Voting Securities. The Corporation shall not issue non-voting equity securities. The foregoing restriction on the issuance of non-voting equity securities may be changed, modified or amended in accordance with the Corporation Law.

            Section 4.5. Dividends. Except as otherwise provided by law, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, all dividends payable either in cash, property or securities of the Corporation, and the holders thereof shall be entitled to participate ratably in all dividends so declared and paid.

            Section 4.6. Dissolution. The holders of shares of Common Stock shall be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to such holders in the event of any liquidation, dissolution or winding up of the Corporation, and the holders thereof shall be entitled to participate ratably in an such distributions.

            Section 4.7. Amendment of Terms. Except as otherwise provided herein, the rights, terms and provisions of the Common Stock shall not be changed, modified or amended without the affirmative vote of the holders of at least a majority of the issued and outstanding shares of the Common Stock.

                                   ARTICLE V
                                SOLE INCORPORATOR

            The name and mailing address of the incorprator is:

            Name              Mailing Address
            ---------------   ---------------
            Peter J. Gillin   205 West Jefferson Boulevard, South Bend, Indiana
                              46601

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                                   ARTICLE VI

                           POWER OF BOARD OF DIRECTORS

            The Board of Directors is expressly authorized to exercise all powers granted to the directors by law except insofar as such powers are limited herein or in the Bylaws of the Corporation. In furtherance of such powers, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation in such manner as shall be prescribed in the Bylaws of the Corporation.

                                  ARTICLE VII

                                    DIRECTORS

            Section 7.1. Number of Directors. The Board of Directors, at the time of adoption of this Certificate of Incorporation, is composed of three (3) members. The aggregate number of members of the Board of Directors may be changed from time to time in the manner provided in the Bylaws of the Corporation; provided, however, that no such change shall be inconsistent with the requirements of any provision of this Certificate of Incorporation.

            Section 7.2. Removal of Directors. Notwithstanding any other provisions of this Certificate Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation) and except as provided in this Section 7.2. any director or the entire Board of Directors may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

                                  ARTICLE VIII

                            MEETINGS OF STOCKHOLDERS

            Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

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                                   ARTICLE IX

                        LIMITATION ON DIRECTOR LIABILITY

            A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the filing of the Certificate of Incorporation of which this Article is a part to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

            Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE X

                                    AMENDMENT

            Other than as expressly provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute.

                               *******************

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            IN WITNESS WHEREOF, the undersigned, being the incorporator of the
Corporation designated in Article V, has executed this Certificate of Incorporation on the 22nd day of December, 2004.

                                                           /s/ Peter J. Gillin
                                                           --------------------
                                                           Peter J. Gillin

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